SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2017

AIM EXPLORATION INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55358	67-0682135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 S Green Valley Pkwy, Suite 300 Henderson, Nevada	89012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 246-7378

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [X]

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.03 Material Modification of Rights of Security Holders

On August 3, 2017, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series B Preferred Stock, consisting of up to eight thousand (8,000) shares, par value $0.001. Under the Certificate of Designation, holders of Series B Preferred Stock will participate on an equal basis per-share with holders of our common stock and Series A Preferred Stock in any distribution upon winding up, dissolution, or liquidation. Holders of Series B Preferred Stock are entitled to convert each share of Series B Preferred Stock into one hundred thousand (100,000) shares of common stock. The conversion rate shall not adjust with any combination or reserve split of our outstanding common stock. Holders of Series B Preferred Stock are not entitled to vote, except as it pertains to amendments of the Certificate of Designation, or to receive dividends. Each share of Series B Preferred Stock shall have anti-dilution protection such that any issuance of common stock shall result in an equal number of shares issued to holders of Series B Preferred Stock.

The rights of the holders of Series B Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on August 3, 2014, attached hereto as Exhibit 3.1, and is incorporated by reference herein.

On August 3 2017, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series C Preferred Stock, consisting of up to one thousand (1,000) shares, par value $0.001. Under the Certificate of Designation, holders of Series C Preferred Stock will participate on an equal basis per-share with holders of our common stock, Series A Preferred Stock and Series B Preferred Stock in any distribution upon winding up, dissolution, or liquidation. Holders of Series C Preferred Stock are entitled to convert each share of Series C Preferred Stock into fifty thousand (50,000) shares of common stock. The conversion rate shall not adjust with any combination or reserve split of our outstanding common stock. Holders of Series C Preferred Stock are not entitled to vote, except as it pertains to amendments of the Certificate of Designation, or to receive dividends.

The rights of the holders of Series C Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on August 3, 2017, attached hereto as Exhibit 3.2, and is incorporated by reference herein.

On August 3 2017, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series D Preferred Stock, consisting of up to one million (1,000,000) shares, par value $0.001. Under the Certificate of Designation, holders of Series D Preferred Stock will participate on an equal basis per-share with holders of our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in any distribution upon winding up, dissolution, or liquidation. At any time before or on 12 months from issuance, Holders of Series D Preferred Stock are entitled to convert each share of Series D Preferred Stock into shares of common stock at 20% of the closing price of our common stock, provided that the closing price is at least $3.00 per share. At any time after 12 months from issuance, Holders of Series D Preferred Stock are entitled to convert each share of Series D Preferred Stock into shares of common stock at 20% of the closing price of our common stock or, alternatively, into a convertible promissory note which shall accrue interest at 10% per annum and shall be convertible into our shares of common stock at 20% of the closing price of our common stock. If not sooner converted as provided above, at two years from issuance, we are required to redeem all outstanding shares of Series D Preferred Stock by paying the holders 115% of the stated value of their shares. We may also exercise this right of redemption before two years in our sole discretion. Holders of Series D Preferred Stock are not entitled to vote, except as it pertains to amendments of the Certificate of Designation, or to receive dividends.

The rights of the holders of Series D Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on August 3, 2017, attached hereto as Exhibit 3.3, and is incorporated by reference herein.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The disclosures set forth in Item 3.03 are incorporated by reference into this Item 5.03.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment, dated August 3, 2017
3.2	Certificate of Designation, dated August 3, 2017
3.3	Certificate of Designation, dated August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIM EXPLORATION INC.

/s/ James Robert Todhunter
James Robert Todhunter
Chief Executive Officer

Date: August 9, 2017